Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Capital Pacific Holdings, Inc. (the “Company”) on Form 10-K for the period ending February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hadi Makarechian, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ HADI MAKARECHIAN Hadi Makarechian Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

Date: May 28, 2003